Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

May 10, 2016
FOR IMMEDIATE RELEASE
Company Contact
Jacqueline E. Burwitz
Vice President,
Investor Relations
314-985-2169

ENERGIZER HOLDINGS, INC. DECLARES DIVIDEND
FOR THIRD QUARTER OF FISCAL 2016

ST. LOUIS, May 10, 2016. Energizer Holdings, Inc. (NYSE: ENR) announced that its Board of Directors has declared a dividend for the third quarter of its fiscal 2016 of $0.25 per share of Common Stock, payable on June 20, 2016 to all shareholders of record as of the close of business on May 31, 2016.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, MO, is one of the world's largest manufacturers of primary batteries and portable lighting products and is anchored by its two globally recognized brands Energizer® and EVEREADY®. As a global leader in power solutions, our mission is to lead the charge to connect our brands, our people and the products we offer to the world better than anyone else. Visit www.energizerholdings.com for more details.

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